As filed with the Securities and Exchange Commission on August 22, 2012

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

200 Connell Drive
Suite 1500
Berkeley Heights, New Jersey 07922

(Address of Principal Executive Offices) (Zip Code)

CYCLACEL PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Spiro Rombotis
President and Chief Executive Officer
Cyclacel Pharmaceuticals, Inc.
200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(908) 517-7330

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Check one:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	2,200,000	$0.53	$1,166,000	$133.62
	4,800,000	$0.53	$2,544,000	$291.54
	7,000,000		$3,710,000	$425.16

(1)   The number of shares of common stock, par value $0.001 per share (the “Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted and/or (ii) upon the exercise of options or issuances of stock awards which may hereafter be granted under the Cyclacel Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”).  The additional Common Stock is reserved for issuance under the Plan, pursuant to the Amended and Restated 2006 Equity Incentive Plan, revised May 23, 2012.

(2)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)   This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows:  (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and/or stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the high and low sale prices per share of the Common Stock as reported on the NASDAQ Global Market as of a date (August 20, 2012) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 (the “Registration Statement”) for offers of Common Stock pursuant to the Cyclacel Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”).

This Registration Statement registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plan is effective. An amendment to increase the maximum number of shares of common stock reserved for issuance under the Plan was approved at the 2008 Annual Meeting of Stockholders on May 14, 2008, as reported in the Quarterly Report on Form 10-Q, filed on August 8, 2008, and an amendment to increase the maximum number of shares of common stock reserved for issuance under the Plan was approved at the 2012 Annual Meeting of Stockholders on May 23, 2012, as reported on the Current Report on Form 8-K, filed on May 24, 2012.  In accordance with General Instruction E to Form S-8, Cyclacel Pharmaceuticals, Inc. (the “Registrant”) incorporates by reference the contents of the Registrant’s registration statement on Form S-8, File No. 333-143786, filed with the Commission on June 15, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley Heights, State of New Jersey, on the 22nd day of August, 2012.

CYCLACEL PHARMACEUTCALS, INC.

By	/s/ Paul McBarron
Paul McBarron
Chief Operating Officer, Chief Financial Officer and Executive Vice President, Finance

Each person whose signature appears below constitutes and appoints Spiro Rombotis and Paul McBarron, and each of them singly, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cyclacel Pharmaceuticals, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spiro Rombotis	President and Chief Executive Officer (Principal Executive Officer)	August 22, 2012
Spiro Rombotis

/s/ Paul McBarron	Chief Operating Officer, Chief Financial Officer and Executive Vice President, Finance (Principal Financial and Accounting Officer)	August 22, 2012

/s/ Dr. David U’Prichard	Chairman	August 22, 2012
Dr. David U’Prichard

/s/ Dr. Christopher Henney	Vice Chairman	August 22, 2012
Dr. Christopher Henney

/s/ Dr. Nicholas Bacopoulos	Director	August 22, 2012
Dr. Nicholas Bacopoulos

/s/ Sir John Banham	Director	August 22, 2012
Sir John Banham

/s/ Gregory Hradsky	Director	August 22, 2012
Gregory Hradsky

/s/ Lloyd Sems	Director	August 22, 2012
Lloyd Sems

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1

Cyclacel Pharmaceuticals, Inc. 2006 Equity Incentive Plan (as filed as Appendix B to the Registrant’s Revised Definitive Proxy Statement on Form 14A, filed with the Commission on April 9, 2007 and incorporated herein by reference).

10.2

Cyclacel Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Plan (as filed as Appendix A to the Registrant’s Definitive Proxy Statement on Form 14A, filed with the Commission on April 2, 2008 and incorporated herein by reference).

10.3

Cyclacel Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Plan, revised May 23, 2012 (as filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 24, 2012 and incorporated herein by reference).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young (US) LLP.

23.3	Consent of Ernst & Young (UK) LLP.

24.1	Power of Attorney of the Directors and Officers of the Registrant (included in signature pages).